Q4 2024 Letter to Shareholders Exhibit 99.2

Financial highlights Revenue was $427.7 million, an increase of 71% year-over-year Gross margin was 92.6%, an improvement of 420 basis points from the prior year GAAP Profitable with Net Income of $71.0 million and net margin of 16.6%, an improvement of $52.5 million from the prior year Adjusted EBITDA¹ was $154.3 million and Adjusted EBITDA margin was 36.1%, an improvement of $131.2 million from the prior year Operating cash flow was $90.0 million, an improvement of $107.4 million from the prior year Free Cash Flow² was $89.2 million, an improvement of $111.2 million from the prior year Basic and diluted earnings per share (“EPS”) were $0.40 and $0.36, respectively Capital expenditures were $0.8 million, 0.2% of revenue Cash, cash equivalents, and marketable securities were $1.84 billion as of December 31, 2024 Total fully diluted shares outstanding were 206.2 million as of December 31, 2024, down 0.1% from the prior quarter Q4 2024 2 Q4 2024 • Letter to Shareholders Revenue was $1.3 billion, an increase of 62% year-over-year Gross margin was 90.5%, an improvement of 430 basis points from the prior year Net loss was $484.3 million, as compared to a net loss of $90.8 million the prior year, driven primarily by IPO-related expenses Adjusted EBITDA¹ was $298.0 million and Adjusted EBITDA margin was 22.9%, an improvement of $367.3 million from the prior year Operating cash flow was $222.1 million, an improvement of $297.2 million from the prior year Free Cash Flow² was $215.8 million, an improvement of $300.7 million from the prior year Capital expenditures were $6.2 million, less than 1% of revenue FY 2024

Q4 2024 • Letter to Shareholders

Q4 Business highlights

- **Daily Active Uniques ("DAUq")** averaged 101.7 million, an increase of 39% year-over-year
- **Weekly Active Uniques ("WAUq")** averaged 379.4 million, an increase of 42% year-over-year
- **Logged-in** users grew 27% and **Logged-out** users grew 51% year-over-year, respectively
- **U.S. DAUq** grew 32% year-over-year and **International DAUq** grew 46% year-over-year, driven by our international focus countries and investments in machine translation
- Total **U.S. revenue** grew 70% year-over-year and **International revenue** grew 76% year-over-year
- **Advertising revenue** of $394.5 million grew 60% year-over-year, and **Other revenue** reached $33.2 million
- **Average revenue per unique ("ARPU")** was $4.21, up 23% year-over-year
- **Advertising revenue growth** was primarily driven by impressions, while pricing was consistent year-over-year
- **Launched Reddit Answers**, an AI-powered conversational search product to improve on-platform search
- **Machine translation** was a meaningful driver of international user growth and is available in eight languages
- **Scaled and diversified our advertising business** across objectives, geographies, channels, and verticals
- **Performance revenue** drove more than half of Q4 growth and accounted for about 60% of total ad revenue
- **Signed a new content licensing partnership** with Intercontinental Exchange to create new data and analytics products for the financial industry

Differentiated growth and scaling profitably


Q4 '24 DAUq
39% Y/Y
73
102
Q4 '23
Q4 '24
(IN MILLIONS)


Q4 '24 REVENUE
71% Y/Y
$250
$428
Q4 '23
Q4 '24
(IN MILLIONS)


Q4 '24 NET INCOME
17% MARGIN
$19
$71
Q4 '23
Q4 '24
(IN MILLIONS)


Q4 '24 ADJUSTED EBITDA[1]
36% MARGIN
$23
$154
Q4 '23
Q4 '24
(IN MILLIONS)

3

Dear fellow shareholders, 4 Q2 2024 • Letter to Shareholders The fourth quarter marked the end of a milestone year for Reddit, our first as a public company. In 2024, we surpassed $1 billion in revenue, crossed 100 million DAUqs, and gained traction in several new countries around the world. Over nearly two decades, our users have created a trove of knowledge about all aspects of the human experience—making Reddit one of the largest repositories of human- generated information online—and we’re using AI to make this content accessible to everyone. Machine translation is rolling out in eight languages (with more on the way) and is enabling international users to participate in their favorite communities and find the information they seek. International growth is critical to our goal of Reddit being a global platform. For the second consecutive quarter, we were GAAP profitable, with total revenue growing 71% year- over-year and 3.5x faster than our total costs. Our advertising customers are diversifying across industries, objectives, and geographies as more brands tap into Reddit’s unique ability to grow their business. Over 40% of internet users consider recommendations on Reddit the most influential factor in purchasing decisions, surpassing expert reviews, influencer endorsements, and aggregated star ratings. Reddit conversations are where interests meet intent—they inform purchase decisions and offer valuable spaces for brands to connect with people looking for trustworthy opinions. We finished the year with 101.7M DAUq, marking 39% growth year-over-year, led by strong international growth at 46%. Additionally, logged-in users grew 27% for the third time in the last four quarters and have maintained a steady upward trend over the last two years. Later in Q4, we experienced some volatility with Google Search triggered by a periodic algorithm change, but traffic from search has recovered so far in Q1, and we’ve regained momentum. What happened wasn’t unusual—referrals from search fluctuate from time to time, and they primarily affect logged-out users. Our teams have navigated numerous algorithm updates and did an excellent job adapting to these latest changes effectively. This particular swing was interesting, though, because we saw a corresponding increase in the query term “reddit,” which suggests users are searching with the specific intent of reaching Reddit, and this propensity continues to rise.

We typically see two types of users on Reddit: those who scroll and those who seek. Scrollers engage with Reddit for its core community and conversation product, while seekers come to—or end up on— Reddit for answers to their questions. Just a few years ago, adding “reddit” to the end of your search query felt novel. Today, it’s a common way people find trusted information, recommendations, and advice. Regardless of why—or where—a user starts their journey, they should have a seamless path to discovering what they need on Reddit. These search trends provide valuable insight into what we should prioritize. To improve the experience for seekers, we’re focused on making on-platform search a truly first-class product and the go-to place to find information on Reddit. In the U.S., we launched the beta for Reddit Answers, an AI-powered search tool that provides curated summaries of community discussions. Although it’s still in its early stages, it’s already proven versatile as people turn to it for everything from local updates about the LA wildfires to opinions on the best coffee maker. When it comes to Answers, we see that Reddit excels at providing insightful responses to questions with subjective answers that are difficult to find elsewhere. It’s currently available in English only, but we’re excited about how people are using it and the early indication that they’re returning to the product. Human perspectives have never been more important, and we’ve updated our mission statement to reflect this: "Empower communities, and make their knowledge accessible to all." This update captures both our work in creating a platform for community and using Reddit as a source for knowledge. With this mission as our guide, we are focused on making Reddit faster, easier, and better to use—whether you’re an avid user or a first-time visitor deciding what backpack to buy. Our role is to enable any community to exist and thrive on Reddit by helping make them useful, accessible, and well- moderated. By strengthening our unique community model, we ensure that Reddit is for everyone, everywhere. Thank you, again, for being a part of this journey. Together, we are building a platform that connects the world through shared knowledge and perspectives. 5 Steve Huffman Co-Founder & Chief Executive Officer Q2 2024 • Letter to Shareholders

Q4 2024 • Letter to Shareholders

Community highlight: Conversations drive purchase decisions

With nearly 380 million weekly active users, 2 billion+ posts, and 20 billion+ comments, Reddit is one of the largest sources of human perspective and conversation on the internet.

While Q4 was brimming with searches for the perfect holiday gifts in communities such as r/GiftIdeas, people seeking product opinions and tailored advice in their purchasing journey come to Reddit every day, and for good reason: **they find it trustworthy – because it's human.**

Empower communities and make their knowledge accessible to all

Reddit's evolved mission statement


12:25
r/BuyItForLife
u/Weary_Significance53 · 1y
Join
New balance 990v5 . Put lots of miles on these and still holding up the last 4 years ! THE most comfortable shoe I've worn !
Review
1/2
r/buyitforlife


12:30
r/whatcarshouldibuy
u/reddiChange · 286d
Becoming a Two Car Family
dog. Do we get an SUV or a
My wife would get another SUV like a Pilot or similar size. I think we should just go for the van, but I can't convince her or myself to do it.
She prefers new. I prefer used. It was going to be 'her' car but we'd share. Is there a happy medium in the 30-40k range?
r/whatcarshouldibuy

Community fuels purchasing confidence

Consumers come to Reddit with a quandary – as small as which moisturizer is best for sensitive skin or as large as choosing a luxury SUV to buy – and the conversations and communities can steer them to products and strategies to address their need.

Community-sourced counsel builds confidence and faster, more successful decision-making. **Conversations are the new influencer.**

40%

Consideration of brands and products

Over 40% of internet users find a Reddit recommendation most influential to their decision when making a purchase – more than expert reviews, influencers, and aggregated star ratings*

23%

Discussions drive decisions

23% of recommendation posts on Reddit result in someone selecting a brand or product that was not previously considered**

Finding the right recommendations, faster

With these insights, Reddit recently launched Reddit Answers, an AI-powered conversational search tool that helps users search and discover content, including the best product recommendations and advice from across the platform. Now, instead of seeing sneaker recommendations solely from r/BuyItForLife, Redditors can discover a diverse set of perspectives from multiple trusted communities in one place.

* Reddit, US, Digital Content Purchase Impact, 7000, A18-60, Attest sample, Monthly Social Media Users. *Content choices between Reddit recommendation post, expert review site, aggregate star review from expert site, social media influencer ad, brand social media ad, brand product page. **Verticals covered: Laptops, TVs, Cars, Credit Card, Makeup, Movie Tickets. Question asked: "Which of these two types of posts is more influential in your decision to purchase a [vertical]?"

** Reddit Internal Data, Global, 8/31/23-9/1/24.

6

Q4 2024 • Letter to Shareholders

User & product highlights

- Our product strategies drove strong user growth and engagement across the platform through 2024
- In Q4, we expanded our reach to nearly 380 million WAUq and over 100 million DAUq
- Machine learning ("ML") and search are key investment priorities to improve the user experience and help grow awareness of Reddit


Q4 '24 DAUq
101.7M
+39% Y/Y
(IN MILLIONS)
US DAUq
INT'L DAUq
73.1
36.4
36.7
Q4 '23
82.7
41.5
41.2
Q1 '24
91.2
45.5
45.7
Q2 '24
97.2
48.2
49.0
Q3 '24
101.7
48.0
53.7
Q4 '24

46% Int'l DAUq Growth Q4 '24 Y/Y

30% Good Visits* Growth Q4 '24 Y/Y

Consumer Product Investments

ML & Machine Translation

- We made meaningful progress improving our **ML models** to make the home feed and search results more **relevant** and translating content for global audiences with **Machine Translation ("MT")**
- MT drove between **40-50% of international user growth** in Q4 and our **international playbook** is driving community **engagement** in our focus countries
- MT is available in **eight languages** - French, Spanish, Italian, Portuguese, German, Swedish, Dutch, and Filipino - and we are on track to expand to additional markets in 2025

Search

- Reddit is one of the **most visited sites** in the U.S. and **largest sources** of human generated content on the internet
- People come to search and find recommendations, reviews, and insights from the nearly **20 years of conversations**, and in December 2024, an average of **40 million daily search queries** were run on the platform
- We are improving the search experience and making it easier for users to **discover content** by modernizing the result pages and using **AI** to develop new search tools, including **Reddit Answers**


reddit
r/Damnthatsinteresting 4h
Unir-se
Homem da Flórida é preso após tentar cruzar o Atlântico em um barco com rodas de hamster
11.9 k
828
r/news 4h · cbsnews.com
Os cientistas estão a descobrir taxas sem precedentes de aumento do nível do mar ao longo de algumas costas dos

MT Immersive experience in Portuguese

* Defined as a user consuming a post for more than 30 seconds.

7

User & product highlights Product spotlight: Reddit Answers Reddit Answers is a new product we’re testing on our roadmap to improve the search experience on Reddit Reddit Answers is powered by gen-AI and is a new way to get answers, perspectives, and recommendations from all of Reddit Users are engaging in a wide range of queries including parenting advice, DIY support, and product recommendations, highlighting the breadth and utility of Reddit’s content Reddit Answers is currently available in English to U.S. users on iOS and web and still in its early-stages. We are focused on improving the product, growing awareness, and adding new access points to drive further engagement Unlocking the unique and authentic human perspectives on Reddit 8 Q4 2024 • Letter to Shareholders

Q4 2024 • Letter to Shareholders

Advertising & monetization highlights

- Our strategy is to be a multi-objective advertising platform and deliver value across all objectives for advertisers
- We made meaningful progress in our ad tech solutions and drove positive outcomes for advertisers with investments in Reddit-unique offerings, automation to drive performance and adoption, and measurement tools including conversions API ("CAPI")

Ad-tech investments

Reddit-Unique Advertiser Offerings

- People come to Reddit to search for authentic, human perspectives within the communities and conversations on the platform
- **Reddit-unique** ad units - including the recently expanded **Conversation ads** and newly launched **Ask Me Anything® (AMA) ads** - leverage the context of communities and conversations to drive ad performance
- **Reddit Pro** helps businesses establish and grow an organic presence on Reddit. With our newest feature - **Trends** - businesses can track how keywords and phrases are being discussed on the platform so they can better engage with their target audience

Automation & AI

- **Automation** and **Gen-AI** help advertisers run more efficient campaigns and drive performance with mid- and lower- funnel objectives, including **clicks**, **conversions**, and **shopping**
- Automation powers dynamic campaign creation, predictive insights, and adoption for mid-market and SMB advertisers
- Improvements to **targeting** and **delivery models** deliver the right ad in the right place, and with **auto-bidding** and **conversion optimizations**, advertisers are getting more **performance** and **returns** from their campaigns

Reddit Pro Trends dashboard


Communities talking about Camp Glow
r/campinggear
r/backpacking
r/travelhacks
r/camping
r/buyitforlife
r/manybaggers

↑12% **Reddit Pro Trends** led to 12% more posts created by participating brands*


Sephora Promoted
The Sephora Beauty Directors, David, Myiesha, Melinda, and Helen are hosting a Reddit AMA on 12/3 at 11am–2pm ET. They'll cover everything from product questions to gift suggestions, so hit 'Remind Me' and drop a question below. We can't wait to chat beauty!
SEPHORA
reddit ama
Join the Sephora Beauty Directors for an AMA on 12/3 at 11am ET/8am PT
Remind Me
Vote
Comment

Sephora activated their first AMA on Reddit and were an early beta tester for the AMA Ad format

AMA ads make it easier for Redditors to discover brand-hosted AMA sessions and allow advertisers to promote them directly from the Ads Manager

Driving outcomes for advertisers

Conversion Volume
In Q4, we saw strength across the full-funnel, particularly in the lower funnel, where Reddit conversations are driving conversions

2x
Conversion volume H2 '24 vs. H1 '24 growth

CAPI Adoption
We are driving CAPI adoption and saw a 3x increase in conversion revenue covered by CAPI in H2 '24 Y/Y

25%
Reduction in cost per action when advertisers adopt CAPI + Pixel vs. Pixel only

Advertiser Return
In a study conducted by Transunion, Reddit ads returned over $20 in incremental ROAS for every dollar invested on the platform

$20
Returned for every dollar invested**

* Internal data, December 2024 based on initial 2.5 week measurement period
** Based on data from June 2023-June 2024.

9

Q4 2024 • Letter to Shareholders

Financial highlights

Fourth Quarter 2024

- ✓ Differentiated revenue growth
- ✓ Profitability on a GAAP basis
- ✓ Positive Adjusted EBITDA[1]
- ✓ Industry-leading gross margins
- ✓ Fourth consecutive quarter of positive operating cash flow
- ✓ Disciplined share count dilution

Q4 '24 REVENUE

$427.7M

↑ 71% Y/Y


$249.8
$45.4
$204.4
Q4 '23
$243.0
$43.2
$199.8
Q1 '24
$281.2
$53.1
$228.1
Q2 '24
$348.4
$60.4
$287.9
Q3 '24
$427.7
$80.0
$347.7
Q4 '24
US REVENUE
INT'L REVENUE
(IN MILLIONS)

Total revenue was $427.7 million, an increase of 71% year-over-year

Q4 '24 AVERAGE REVENUE PER UNIQUE (ARPU)

$4.21

↑ 23% Y/Y


$3.42
$1.34
$5.51
Q4 '23
$2.94
$1.10
$4.77
Q1 '24
$3.08
$1.24
$4.94
Q2 '24
$3.58
$1.32
$5.88
Q3 '24
$4.21
$1.67
$7.04
Q4 '24
US ARPU
INT'L ARPU

ARPU was $4.21, an increase of 23% year-over-year

Q4 '24 GROSS MARGIN

92.6%


88.4 %
Q4 '23
88.6%
Q1 '24
89.5%
Q2 '24
90.1%
Q3 '24
92.6%
Q4' 24
COST OF REVENUE (IN MILLIONS)
$28.9
$27.6
$29.5
$34.6
$31.8
(AS A % OF TOTAL REVENUE)

Gross profit was $395.9 million, or a gross margin of 92.6%, an expansion of 420 bps from a gross margin of 88.4% in the prior year

Q4 '24 OPERATING EXPENSES

$343.0M


$217.8
$3.8
$16.4
$197.7
Q4 '23
$804.6
$3.7
$595.3
$205.6
Q1 '24
$282.7
$3.8
$66.7
$212.2
Q2 '24
$306.9
$4.0
$83.3
$219.6
Q3 '24
$343.0
$4.2
$97.1
$241.8
Q4 '24
NON-GAAP OPERATING EXPENSES3
SBC & RELATED TAXES
D&A
SBC & RELATED TAXES, INCLUDING THOSE FROM THE IPO
(IN MILLIONS)

Total GAAP operating expenses were $343.0 million and total non-GAAP operating expenses were $241.8 million

10

Q4 2024 • Letter to Shareholders

Q4 '24 NET INCOME (LOSS)

$71.0M

17% MARGIN


$18.5
$(575.1)
$(10.1)
$29.9
$71.0
Q4 '23
Q1 '24
Q2 '24
Q3 '24
Q4 '24
(IN MILLIONS)

Net income was $71.0 million, or a net margin of 17%, an increase of $52.5 million from the prior year

Q4 '24 ADJUSTED EBITDA[1]

$154.3M

36% MARGIN


$23.2
$10.0
$39.5
$94.1
$154.3
Q4 '23
Q1 '24
Q2 '24
Q3 '24
Q4 '24
(IN MILLIONS)

Adjusted EBITDA[1] was $154.3 million, or a margin of 36%, an increase of $131.1 million from the prior year

Q4 '24 NON-GAAP INCREMENTAL ADJ. EBITDA[1] Y/Y MARGIN

73.7%


69.4%
76.0%
76.3%
71.7%
73.7%
9.3%
4.1%
14.0%
27.0%
36.1%
7.4%
(236.7%)
(3.6%)
8.6%
16.6%
Q4 '23
Q1 '24
Q2 '24
Q3 '24
Q4 '24
NET INCOME MARGIN
ADJ. EBITDA MARGIN
NON-GAAP INCR. ADJ. EBITDA[1] Y/Y MARGIN

Over 70% year-over-year incremental Adjusted EBITDA[1] margin for the fourth consecutive quarter

Q4 '24 REVENUE Y/Y GROWTH VS. NON-GAAP TOTAL COSTS[3] Y/Y GROWTH

3.5x


24.6%
7.1%
48.4%
8.9%
53.6%
10.7%
67.9%
18.6%
71.3%
20.6%
Q4 '23
Q1 '24
Q2 '24
Q3 '24
Q4' 24
REVENUE Y/Y GROWTH
NON-GAAP TOTAL COSTS[3] Y/Y GROWTH

Total revenue grew 3.5 times as fast as total adjusted costs and expenses[3] year-over-year

11

Q4 2024 • Letter to Shareholders


Q4 '24 OPERATING CASH FLOW
$90.0M
1.8%
1.2%
0.4%
0.4%
0.2%
$(22.0)
$(17.4)
$29.2
$32.1
$27.2
$28.4
$70.3
$71.6
$89.2
$90.0
Q4 '23
Q1 '24
Q2 '24
Q3 '24
Q4' 24
FREE CASH FLOW²
OPERATING CASH FLOW
CAPEX AS % OF REVENUE
(IN MILLIONS)

Operating cash flow was $90.0 million, an increase of $107.4 million year-over-year

Free Cash Flow[2] was $89.2 million, an increase of $111.2 million year-over-year

Capital expenditures were $0.8 million, or about 0.2% of revenue


Q4 '24 FULLY DILUTED SHARES OUTSTANDING
206.2M
7.2%*
(0.1%)
0.7%
(0.1%)
191.4
57.4
134.0
205.2
41.8
163.3
205.0
39.4
165.6
206.4
32.3
174.2
206.2
25.9
180.3
Q4 '23
Q1 '24
Q2 '24
Q3 '24
Q4 '24
SHARES UNDERLYING STOCK-BASED AWARDS
BASIC SHARES OUTSTANDING
Q/Q DILUTION %
(IN MILLIONS)

Q4 fully diluted shares outstanding was 206 million, down 0.1% sequentially

* Sequential dilution excluding impact from IPO (representing only dilution from employee grants) was 0.6%.

Financial outlook

The guidance provided below is based on Reddit's current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in Reddit's reports on file with the Securities and Exchange Commission. Reddit undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law.

As we look ahead, we will share our internal thoughts on revenue and Adjusted EBITDA for the first quarter.

In the first quarter of 2025, we estimate:

- Revenue in the range of $360 million to $370 million
- Adjusted EBITDA[4] in the range of $80 million to $90 million

Q1 '25 REVENUE

$360M-$370M

Q1 '25 ADJUSTED EBITDA

$80M-$90M

12

Reddit will host a conference call to discuss the results for the fourth quarter of 2024 on February 12, 2025, at 2:00 p.m. PT / 5:00 p.m. ET. A live webcast of the call can be accessed on Reddit’s Investor Relations website at https://investor.redditinc.com and investor relations subreddit r/RDDT. A replay of the webcast and transcript will be available following the conclusion of the conference call on the same websites. Reddit will solicit questions from the community at r/RDDT on February 12, 2025, and post responses following the earnings call at Reddit’s Investor Relations website at https://investor.redditinc.com and investor relations subreddit r/RDDT. Steve Huffman Co-Founder & Chief Executive Officer Drew Vollero Chief Financial Officer Q4 2024 • Letter to Shareholders Earnings conference call & community update 13

Appendix Notes The definition of Adjusted EBITDA, Adjusted EBITDA margin, and incremental Adjusted EBITDA margin and a reconciliation of net income (loss) to Adjusted EBITDA and Adjusted EBITDA margin can be found on subsequent pages of this appendix 1. The definition of Free Cash Flow and a reconciliation of Free Cash Flow to net cash provided by (used in) operating activities can be found on subsequent pages of this appendix 2. The definition of total adjusted costs and expenses and non-GAAP operating expenses and a reconciliation of total adjusted costs and expenses and non-GAAP operating expenses to the comparable U.S. GAAP measures can be found on subsequent pages of this appendix 3. We have not provided a reconciliation to the forward-looking U.S. GAAP equivalent measures for our non-GAAP guidance due to uncertainty regarding, and the potential variability of, reconciling items. Therefore, a reconciliation of these non-GAAP guidance measures to their corresponding U.S. GAAP guidance measures is not available without unreasonable effort 4. About Reddit Reddit is a community of communities. It’s built on shared interests, passion, and trust and is home to the most open and authentic conversations on the internet. Every day, Reddit users submit, vote, and comment on the topics they care most about. With 100,000+ active communities and approximately 101+ million daily active unique visitors, Reddit is one of the internet’s largest sources of information. For more information, visit www.redditinc.com. Forward Looking Statements This letter contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Reddit's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Reddit's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Reddit’s priorities, future financial and operating performance, including headcount strategy, breakeven performance objective, capitalization of training data, evolution of AI, international growth strategies to increase content consumption and improve local user experience, consumer product strategy with respect to growth and engagement, content licensing opportunities, GAAP and non-GAAP guidance, strategies, and expectations of growth. Reddit's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described under the caption “Risk Factors” and elsewhere in documents that Reddit files with the Securities and 14 Q4 2024 • Letter to Shareholders

Exchange Commission (the “SEC”) from time to time, including Reddit’s Annual Report on Form 10-K for the year ended December 31, 2024, which is being filed with the SEC at or around the date hereof. The forward-looking statements in this release are based on information available to Reddit as of the date hereof, and Reddit undertakes no obligation to update any forward-looking statements, except as required by law. A Note About Metrics We define a daily active unique (“DAUq”) as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a 24-hour period. Average DAUq for a particular period is calculated by adding the number of DAUq on each day of that period and dividing that sum by the number of days in that period. We define a weekly active unique (“WAUq”) as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a trailing seven-day period. Average quarterly WAUq for a particular period is calculated by adding the number of WAUq on each day of that period and dividing that sum by the number of days in that period. We define average revenue per unique (“ARPU”) as quarterly revenue in a given geography divided by the average DAUq in that geography. For the purposes of calculating ARPU, advertising revenue in a given geography is based on the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity, while other revenue in a given geography is based on the billing address of the customer. Use of Non-GAAP Financial Measures We use certain non-GAAP financial measures to supplement our consolidated financial statements, which are presented in accordance with U.S. GAAP, to evaluate our core operating performance. These non-GAAP financial measures include Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, total adjusted costs and expenses, non-GAAP operating expense, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense. We use these non-GAAP financial measures to facilitate reviews of our operational performance and as a basis for strategic planning. By excluding certain items that are non-recurring or not reflective of the performance of our normal course of business, we believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow investors to supplement their understanding of our financial trends and evaluate our ongoing and future performance in the same manner as management. However, there are a number of limitations related to the use of non-GAAP financial measures as they reflect the exercise of judgment by our management about which expenses are included or excluded in determining these non-GAAP measures. These non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Reddit encourages investors to 15 Q4 2024 • Letter to Shareholders review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate Reddit’s business. Adjusted EBITDA is defined as net income (loss) excluding interest (income) expense, net, income tax expense (benefit), depreciation and amortization, stock-based compensation expense and related taxes, other (income) expense, net, and certain other non-recurring or non-cash items impacting net income (loss) that we do not consider indicative of our ongoing business performance. Other (income) expense, net consists primarily of realized gains and losses on sales of marketable securities, foreign currency transaction gains and losses, and other income and expense that are not indicative of our core operating performance. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. Incremental Adjusted EBITDA margin is defined as the change in Adjusted EBITDA divided by the change in revenue over the same period. We consider the exclusion of certain non-recurring or non- cash items in calculating Adjusted EBITDA and Adjusted EBITDA margin to provide a useful measure for investors and others to evaluate our operating results in the same manner as management. Free Cash Flow represents net cash provided by (used in) operating activities less purchases of property and equipment. We believe that Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Total adjusted costs and expenses represents cost of revenue and operating expenses excluding stock- based compensation and related taxes, depreciation and amortization, and certain other non-recurring or non-cash items impacting cost of revenue and operating expenses that we do not consider indicative of our ongoing business performance. Non-GAAP operating expenses represents operating expenses excluding stock-based compensation and related taxes, depreciation and amortization, and certain other non-recurring or non-cash items impacting operating expenses that we do not consider indicative of our ongoing business performance. Non-GAAP research and development expense, non- GAAP sales and marketing expense, and non-GAAP general and administrative expense represent their respective operating expense line items excluding stock-based compensation and related taxes, depreciation and amortization, and certain other non-recurring or non-cash items. We consider adjusted costs and expenses, non-GAAP operating expense, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense to be useful measures as they exclude expenses that are not reflective of our operational performance and could mask underlying trends in our business. Investor Relations Jesse Rose ir@reddit.com Media Relations Gina Antonini press@reddit.com 16 Q4 2024 • Letter to Shareholders

Q4 2024 • Letter to Shareholders

Reddit, Inc.
Key Operating Metrics by Geography
(in millions, except percentages and ARPU)
(unaudited)

	Three months ended December 31,				% Change	Year ended December 31,				% Change
	2024		2023			2024		2023		
Revenue: Global	$	427.7	$	249.8	71 %	$	1,300.2	$	804.0	62 %
Revenue: U.S.	$	347.7	$	204.4	70 %	$	1,063.6	$	651.4	63 %
Revenue: International	$	80.0	$	45.4	76 %	$	236.6	$	152.6	55 %

	Three months ended December 31,				% Change
	2024		2023		
DAUq: Global		101.7		73.1	39 %
DAUq: U.S.		48.0		36.4	32 %
DAUq: International		53.7		36.7	46 %
Logged-in DAUq: Global		46.1		36.4	27 %
Logged-in DAUq: U.S.		21.9		17.7	24 %
Logged-in DAUq: International		24.2		18.7	29 %
Logged-out DAUq: Global		55.6		36.7	51 %
Logged-out DAUq: U.S.		26.1		18.7	40 %
Logged-out DAUq: International		29.5		18.0	64 %
WAUq: Global		379.4		267.5	42 %
WAUq: U.S.		172.2		131.1	31 %
WAUq: International		207.2		136.4	52 %
ARPU: Global	$	4.21	$	3.42	23 %
ARPU: U.S.	$	7.04	$	5.51	28 %
ARPU: International	$	1.67	$	1.34	25 %

17

Reddit, Inc. Consolidated Balance Sheets (in thousands) (unaudited) 18 Q4 2024 • Letter to Shareholders December 31, 2024 2023 Assets Current assets Cash and cash equivalents $ 562,092 $ 401,176 Marketable securities 1,278,717 811,946 Accounts receivable, net 349,534 245,279 Prepaid expenses and other current assets 33,058 21,286 Total current assets 2,223,401 1,479,687 Property and equipment, net 12,652 14,946 Operating lease right-of-use assets, net 23,249 24,008 Intangible assets, net 25,424 32,147 Goodwill 42,174 26,299 Other noncurrent assets 9,695 19,380 Total assets $ 2,336,595 $ 1,596,467 Liabilities, convertible preferred stock, and stockholders’ equity (deficit) Current liabilities Accounts payable $ 45,423 $ 46,514 Operating lease liabilities 6,137 3,707 Accrued expenses and other current liabilities 124,464 83,349 Total current liabilities 176,024 133,570 Operating lease liabilities, noncurrent 20,565 22,040 Other noncurrent liabilities 9,257 287 Total liabilities 205,846 155,897 Commitments and contingencies Convertible preferred stock — 1,853,492 Stockholders’ equity (deficit): Preferred stock — — Class A common stock 12 — Class B common stock 5 6 Class C common stock — — Additional paid-in capital 3,331,546 302,820 Accumulated other comprehensive income (loss) 24 814 Accumulated deficit (1,200,838) (716,562) Total stockholders’ equity (deficit) 2,130,749 (412,922) Total liabilities, convertible preferred stock, and stockholders’ equity (deficit) $ 2,336,595 $ 1,596,467

Reddit, Inc. Consolidated Statements of Operations (in thousands, except share and per share amounts) (unaudited) 19 Q4 2024 • Letter to Shareholders Three months ended December 31, Year ended December 31, 2024 2023 2024 2023 Revenue $ 427,707 $ 249,750 $ 1,300,205 $ 804,029 Costs and expenses: Cost of revenue 31,845 28,917 123,595 111,011 Research and development 188,644 111,568 935,152 438,346 Sales and marketing 80,516 57,925 350,579 230,175 General and administrative 73,830 48,325 451,447 164,658 Total costs and expenses 374,835 246,735 1,860,773 944,190 Income (loss) from operations 52,872 3,015 (560,568) (140,161) Other income (expense), net 17,115 16,461 75,361 53,138 Income (loss) before income taxes 69,987 19,476 (485,207) (87,023) Income tax expense (benefit) (1,049) 942 (931) 3,801 Net income (loss) $ 71,036 $ 18,534 $ (484,276) $ (90,824) Net income (loss) per share attributable to Class A and Class B common stock Basic $ 0.40 $ 0.30 $ (3.33) $ (1.54) Diluted $ 0.36 $ — $ (3.33) $ (1.54) Weighted-average shares used to compute net income (loss) per share attributable to common stockholders Basic 177,484,215 61,044,757 145,472,389 59,138,086 Diluted 199,057,762 61,044,757 145,472,389 59,138,086

Q4 2024 • Letter to Shareholders

Reddit, Inc.
Consolidated Statements of Cash Flows

(in thousands)
(unaudited)

	Three months ended December 31, 2024	Three months ended December 31, 2023	Year ended December 31, 2024	Year ended December 31, 2023
Cash flows from operating activities				
Net income (loss)	$ 71,036	$ 18,534	$ (484,276)	$ (90,824)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:				
Depreciation and amortization	4,161	3,755	15,643	13,702
Non-cash operating lease cost	69	1,247	4,110	11,359
Amortization of premium (accretion of discount) on marketable securities, net	(11,516)	(8,547)	(43,400)	(27,442)
Stock-based compensation expense	85,114	15,623	801,646	47,598
Other adjustments	(148)	119	(4,187)	484
Changes in operating assets and liabilities:				
Accounts receivable	(65,366)	(52,601)	(104,280)	(53,318)
Prepaid expenses and other assets	(7,719)	1,777	(19,485)	3,878
Operating lease right-of-use assets and liabilities	291	(508)	(2,397)	(5,758)
Accounts payable	(17,054)	10,077	(570)	12,470
Accrued expenses and other liabilities	31,129	(6,909)	59,264	12,737
Net cash provided by (used in) operating activities	$ 89,997	$ (17,433)	$ 222,068	$ (75,114)
Cash flows from investing activities				
Purchases of property and equipment	(842)	(4,602)	(6,248)	(9,724)
Proceeds from sale of cryptocurrency	—	—	6,869	—
Purchases of marketable securities	(570,988)	(331,819)	(1,996,725)	(1,259,854)
Maturities of marketable securities	530,241	317,945	1,573,602	1,273,159
Proceeds from sale of marketable securities	—	—	—	37,538
Cash paid for acquisitions, net of cash acquired	—	—	(17,137)	—
Other investing activities	(1,508)	63	(1,048)	172
Net cash provided by (used in) investing activities	$ (43,097)	$ (18,413)	$ (440,687)	$ 41,291
Cash flows from financing activities				
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting discounts and commissions	—	—	600,022	—
Proceeds from exercise of employee stock options	26,039	5,843	88,972	8,428
Taxes paid related to net share settlement of restricted stock units	(26,467)	(91)	(294,573)	(4,320)
Payments of deferred offering costs	(275)	(545)	(8,775)	(1,441)
Payments of deferred consideration and holdbacks for acquisitions	—	(2,499)	(6,111)	(3,478)
Net cash provided by (used in) financing activities	$ (703)	$ 2,708	$ 379,535	$ (811)
Net increase (decrease) in cash, cash equivalents, and restricted cash	46,197	(33,138)	160,916	(34,634)
Cash, cash equivalents, and restricted cash at the beginning of the period	515,945	434,364	401,226	435,860
Cash, cash equivalents, and restricted cash at the end of the period	$ 562,142	$ 401,226	$ 562,142	$ 401,226
Cash and cash equivalents	562,092	401,176	562,092	401,176
Restricted cash	50	50	50	50
Total cash, cash equivalents, and restricted cash	$ 562,142	$ 401,226	$ 562,142	$ 401,226

20

Reddit, Inc. Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin (in thousands, except percentages) (unaudited) 21 Q4 2024 • Letter to Shareholders Three months ended December 31, Year ended December 31, 2024 2023 2024 2023 Net income (loss) $ 71,036 $ 18,534 $ (484,276) $ (90,824) Add (deduct): Interest (income) expense, net (20,578) (15,316) (78,121) (53,281) Income tax expense (benefit) (1,049) 942 (931) 3,801 Depreciation and amortization 4,161 3,755 15,643 13,702 Stock-based compensation expense and related taxes 97,297 16,380 842,932 49,086 Restructuring costs(1) — — — 8,098 Other (income) expense, net 3,463 (1,145) 2,760 143 Adjusted EBITDA $ 154,330 $ 23,150 $ 298,007 $ (69,275) Net margin 16.6% 7.4% (37.2) % (11.3) % Adjusted EBITDA margin 36.1% 9.3% 22.9% (8.6) % (1) During the year ended December 31, 2023, we incurred restructuring costs of $8.1 million, primarily composed of severance and benefits expense. These charges are non-recurring and are not reflective of underlying trends in our business.

Reddit, Inc. Reconciliation of Free Cash Flow (in thousands) (unaudited) 22 Q4 2024 • Letter to Shareholders Three months ended December 31, Year ended December 31, 2024 2023 2024 2023 Net cash provided by (used in) operating activities $ 89,997 $ (17,433) $ 222,068 $ (75,114) Less: Purchases of property and equipment (842) (4,602) (6,248) (9,724) Free Cash Flow $ 89,155 $ (22,035) $ 215,820 $ (84,838)

Q4 2024 • Letter to Shareholders

Reddit, Inc.
Reconciliation of Non-GAAP Costs and Expenses

(in thousands)
(unaudited)

	Three months ended December 31,		Year ended December 31,	
	2024	2023	2024	2023
Total costs and expenses	$ 374,835	$ 246,735	$ 1,860,773	$ 944,190
Less:				
Depreciation and amortization	4,161	3,755	15,643	13,702
Stock-based compensation expense and related taxes	97,297	16,380	842,932	49,086
Restructuring costs(1)	—	—	—	8,098
Total adjusted costs and expenses	$ 273,377	$ 226,600	$ 1,002,198	$ 873,304
Total operating expenses	$ 342,990	$ 217,818	$ 1,737,178	$ 833,179
Less:				
Depreciation and amortization	4,161	3,755	15,643	13,550
Stock-based compensation expense and related taxes	97,066	16,361	842,312	48,985
Restructuring costs(1)	—	—	—	8,098
Non-GAAP operating expenses	$ 241,763	$ 197,702	$ 879,223	$ 762,546
Research and development expenses	$ 188,644	$ 111,568	$ 935,152	$ 438,346
Less:				
Depreciation and amortization	2,628	2,206	9,520	8,001
Stock-based compensation expense and related taxes	60,413	5,467	464,858	24,334
Restructuring costs(1)	—	—	—	3,974
Non-GAAP research and development expenses	$ 125,603	$ 103,895	$ 460,774	$ 402,037
Sales and marketing expenses	$ 80,516	$ 57,925	$ 350,579	$ 230,175
Less:				
Depreciation and amortization	1,253	1,183	4,847	4,340
Stock-based compensation expense and related taxes	7,659	1,223	87,445	5,678
Restructuring costs(1)	—	—	—	2,081
Non-GAAP sales and marketing expenses	$ 71,604	$ 55,519	$ 258,287	$ 218,076
General and administrative expenses	$ 73,830	$ 48,325	$ 451,447	$ 164,658
Less:				
Depreciation and amortization	280	366	1,276	1,209
Stock-based compensation expense and related taxes	28,994	9,671	290,009	18,973
Restructuring costs(1)	—	—	—	2,043
Non-GAAP general and administrative expenses	$ 44,556	$ 38,288	$ 160,162	$ 142,433

(1) During the year ended December 31, 2023, we incurred restructuring costs of $8.1 million, primarily composed of severance and benefits expense. These charges are non-recurring and are not reflective of underlying trends in our business.

23